Exhibit 99.1

CubeSmart Announces Appointment of Christopher P. Marr as CEO, Effective January 1, 2014

WAYNE, PA — (Marketwire) — 2/20/13 — CubeSmart (NYSE: CUBE), a leader in the self-storage industry, today announced that its Board of Trustees has appointed Christopher P. Marr as successor to Dean Jernigan as Chief Executive Officer, effective upon Mr. Jernigan’s previously announced retirement on December 31, 2013.

Mr. Marr, a self-storage industry veteran, has more than 18 years of real estate investment trust (REIT) executive management experience.  Mr. Marr currently serves as CubeSmart’s President, Chief Operating Officer, and Chief Investment Officer, in which capacity he has led the successful repositioning of the Company’s property portfolio and has overseen significant advancements across all functions of the Company.  Marr joined the Company in 2006 as Chief Financial Officer, after serving as Chief Financial Officer of Brandywine Realty Trust, a publicly-traded office REIT, from 2002 to 2006 and as Chief Financial Officer of Storage USA, Inc., a publicly-traded self-storage REIT, from 1998 to 2002.

William M. Diefenderfer III, Chairman of CubeSmart’s Board of Trustees commented, “The Board recognizes Dean’s tremendous leadership in transforming the Company and building a secure foundation for future growth. We are fortunate to have not one, but two of the self-storage industry’s most experienced executives. Chris is a natural leader and a strategic thinker. He has broad experience in all facets of the self-storage business and a strong public company track record. The Board recognizes that succession is among its top responsibilities and is very confident in a seamless transition.”

“My tenure as CEO has been exceedingly rewarding,” added Dean Jernigan, Chief Executive Officer.  “I am proud of our many accomplishments over the past seven years, as we have completely transformed this company’s operational infrastructure, property portfolio, balance sheet, and culture.  However, I am most proud of the extraordinary team of people that we have at CubeSmart.  I have had the great fortune of working with Chris for nearly 20 years, and I cannot think of a more fully-prepared, capable, and deserving person to lead CubeSmart into its next phase of profitability and growth.”

“We are at an important point in the evolution of the self-storage industry,” said Christopher Marr. “Scale and sophistication provide greater competitive advantages than ever before, and CubeSmart is well-positioned to be a leader in the sector. In the years ahead, we have a clear path to maximize shareholder value through disciplined internal and external growth initiatives. I am excited about the future of our company and am honored by the confidence placed in me to lead us forward.”

About the Company

CubeSmart is a self-administered and self-managed real estate investment trust.  CubeSmart owns or manages 515 self-storage facilities across the United States.  According to the 2012 Self Storage Almanac, CubeSmart is one of the top four owners and operators of self-storage facilities in the U.S.  The Company plans to exceed Customer expectations by adding more personalized services and technology to some of the best storage spaces around.  The Company’s self-storage facilities are designed to offer affordable, easily accessible, secure, and in most locations, climate-controlled storage space for residential and commercial customers, as well as boat storage and mini storage.  CubeSmart® services include storage customization, logistics services, comprehensive moving services, organizational services, and office amenities.

For more information about business and personal storage or to learn more about the company and find a nearby storage facility, visit www.CubeSmart.com or call CubeSmart toll free at 800-800-1717.

Forward-Looking Statements

Although the Company believes the expectations reflected in any forward-looking statements in this press release are based on reasonable assumptions, there can be no assurance that such expectations will be achieved. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the

Company’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions “Item 1A. Risk Factors” and “Forward-Looking Statements” in our annual report on Form 10-K and under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our quarterly reports on Form 10-Q, and described from time to time in the Company’s filings with the SEC. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Company Contact:

CubeSmart

Daniel Ruble

Vice President, Finance

610-293-5700